SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
December 15, 2008

ATLANTIC EXPRESS TRANSPORTATION CORP.

(Exact Name of Registrant as Specified in Charter)

NEW YORK (State or Other Jurisdiction of Incorporation)	0-24247 (Commission File Number)	13-392-4567 (IRS Employer Identification No.)

7 NORTH STREET STATEN ISLAND, NEW YORK 10302-1205
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code:  (718) 442-7000

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director; Election of Director

As of December 15, 2008, Timothy L. Carden was elected as a member of the Board of Directors of Atlantic Express Transportation Corp. (the “Company”).   Mr. Carden was elected to fill a vacancy created by the resignation of Adam Draizin, who resigned from the Board as of December 15, 2008.  The resignation of Mr. Draizin was not a result of any disagreement with the Company.

Mr. Carden is a founding partner of The Public Private Strategy Group ("PPSG"), a consulting firm that specializes in capital finance and integrating private sector services into public and non-profit enterprises.  PPSG has guided government and non-profit agencies through transformative reorganizations and has secured private capital to fund or supplement the cost of public projects.  Prior to starting PPSG in 1997, Mr. Carden was a Senior Vice President of a subsidiary of Lockheed Martin that provided revenue management services to public and not-for-profit enterprises.  Mr. Carden also was a Principal of Donaldson, Lufkin & Jenrette and a Vice President of Kidder Peabody & Co. and has had various government posts, including the Commissioner of New Jersey Department of Human Services, Cabinet Secretary to the Governor of New Jersey and Executive Assistant to Commissioner of the New Jersey Department of Transportation.  Mr. Carden serves as a board member of various non-profit organizations, including the New Jersey Economic Development Authority and the New Jersey Conservation Foundation.  Mr. Carden earned his Bachelor of Arts, cum laude, in Government from Harvard University.

As an independent director, Mr. Carden will be entitled to receive from the Company $5,000 for each meeting of the Board of Directors he attends in person.

Amendments to Employment Agreements

On December 16, 2008, the Company amended the employment agreements of Domenic Gatto, Chief Executive Officer, President and member of the Board of the Company, and of Nathan Schlenker, Chief Financial Officer of the Company.  The amendments conform the employment agreements to Section 409A of the Internal Revenue Code.  In addition, each of the agreements were amended to delete those provisions granting Messrs Gatto and Schlenker annual bonuses in the event the Company achieves results that exceed projected EBITDA.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

10.1	Sixth Amended and Rested Employment Agreement, dated as of December 16, 2008, among Atlantic Express Transportation Group Inc., Atlantic Express Transportation Corp. and Domenic Gatto.

10.2	Sixth Amended and Rested Employment Agreement, dated as of December 16, 2008, among Atlantic Express Transportation Group Inc., Atlantic Express Transportation Corp. and Nathan Schlenker.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 18, 2008

ATLANTIC EXPRESS TRANSPORTATION CORP.

By:	/s/ Domenic Gatto
Name: Domenic Gatto
Title: Chief Executive Officer